Exhibit (15)

The Board of Directors and Shareholders of
The McGraw-Hill Companies, Inc.

We are aware of the incorporation by reference in the Registration Statement on Form S-3 (No. 33-33667) pertaining to the Debt Securities of The McGraw-Hill Companies, Inc. and in the Registration Statements on Form S-8 pertaining to the 1983 Stock Option Plan for Officers and Key Employees (No. 2-84058), the 1987 Key Employee Stock Incentive Plan (No. 33-22344), the 1993 Employee Stock Incentive Plan (No. 33-49743, No. 33-30043 and No. 33-40502), the 2002 Stock Incentive Plan (No. 33-92224), the Director Deferred Stock Ownership Plan (No. 33-06871) and The Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, The Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, The Standard & Poor’s Savings Incentive Plan for Represented Employees, The Standard and Poor’s Employee Retirement Account Plan for Represented Employees and The Employee’s Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries (No. 33-50856) of our report dated April 27, 2004 relating to the unaudited consolidated interim financial statements of The McGraw-Hill Companies, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2004.

ERNST & YOUNG LLP

New York, New York
April 30, 2004

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